Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

Lottery.com Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock par value $0.001 per share	Fee Calculation	109,890,110	$2.73	(1)	$300,000,000	0.00013810	$41,430
Fees to be Paid	Equity	Class A Common Stock par value $0.001 per share	Fee Calculation	1,000,000	$2.19	(2)	$2,190,000	0.00013810	$302.43
Fees to be Paid	Equity	Class A Common Stock par value $0.001 per share	Fee Calculation	68,214	$12.40	(3)	$845,853	0.00013810	$116.81
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						303,035,853		$41,849.243
	Total Fees Previously Paid								0
	Total Fees Offsets								0
	Net Fee Due								$41,849.243

(1)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $2.73 per share, which is the average of the high and low prices of the registrant’s common stock on November 10, 2025 on The Nasdaq Stock Market.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The price per share is based upon the exercise price of two dollars and nineteen cents ($2.19) per share of Common Stock under the terms of the Amended and Restated Loan Agreement, dated as of August 8, 2023, by and between Lottery.com Inc. and United Capital Investments London Limited.

(3)	Calculated by number of outstanding warrants by the exercise price of $12.40 those warrants held by certain Selling Shareholders.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims

Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Source